UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2008

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 10th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2008, the Board of Directors (the "Board") of Ohio Indemnity Company (the "Ohio Indemnity"), a subsidiary of Bancinsurance Corporation, elected Daniel J. Stephan, age 47, as President of OIC Lender Services, a division of Ohio Indemnity. Mr. Stephan was Senior Vice President of Ohio Indemnity from June 2003 until March 2008. He was Vice President of Ohio Indemnity from May 2000 until June 2003. From 1999 until May 2000, he owned and operated Promark Specialty Insurance, an independent insurance agency and consulting firm. From 1997 until 1999, he served as the General Manager of the Lender Products Division of Markel American Insurance Company, a property/casualty insurance company. From 1993 until 1997, he served as the Product Manager for Progressive Corporation, a property/casualty insurance company, where he directed sales and marketing for insurance products and services. On March 7, 2008, Ohio Indemnity issued a press release announcing Mr. Stephan’s election to President of OIC Lender Services. A copy of this press release is attached hereto as Exhibit 99.1.

On March 5, 2008, Ohio Indemnity’s Board also elected Margo A. Noreen, age 43, as Vice President of Technology of Ohio Indemnity. Mrs. Noreen joined Ohio Indemnity in 2006 and served as Technology Director from 2006 until March 2008. From 2003 until December 2005, she served as the Chief Information Officer for Real Living, Inc, a national residential real estate company. From 1999 until 2003, she served as a consultant in the technology industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 7, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

March 7, 2008	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 7, 2008.